Exhibit 10.8
TERMINATION AGREEMENT
     THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of May 29, 2007, by and among RSC Holdings Inc. (the “Company”), RSC Equipment Rental, Inc. (f/k/a Rental Service Corporation), an Arizona Corporation (“RSC”), Ripplewood Holdings L.L.C., a Delaware limited liability company, and Oak Hill Capital Management, LLC, a Delaware limited liability company (each a “Manager” and, together, the “Managers”).
     WHEREAS, on November 27, 2006, the parties hereto entered into a Monitoring Agreement (the “Monitoring Agreement”), pursuant to which the Managers agreed to provide to the Company and its subsidiaries (together, the “Company Group”) certain financial, investment banking, management advisory and other services in exchange for the payment to the Managers of the Monitoring Fee (as defined in the Monitoring Agreement) and the reimbursement of certain Expenses (as defined in the Monitoring Agreement) of the Managers;
     WHEREAS, the Company intends to consummate an offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act of 1933 (the “IPO”); and
     WHEREAS, in connection with the IPO, the Managers have agreed to terminate the Monitoring Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. Termination and Release. Effective upon the consummation of the IPO and the payment of the Termination Fee by the Company, the parties hereto hereby (i) terminate, deem satisfied and forever discharge, to the fullest extent possible, the Monitoring Agreement and (ii) release and forever discharge each other party hereto, each of their respective subsidiaries and affiliates, and each of their respective present and former officers, directors, stockholders, partners, representatives, employees, agents, successors and assigns of and from any and all claims, demands, obligations and liabilities arising from or relating to the Monitoring Agreement (other than under this Agreement), whether known or unknown, which exist now or which could, might, or may be claimed as of the date of this Agreement to exist. This release and this discharge covers all claims of every kind whatsoever, now existing, matured or unmatured, direct or indirect, absolute or contingent, and whether or not contemplated or asserted through and including the date hereof.
     2. Termination Fee. In consideration of the termination and release contained herein, the Company agrees to pay to each Manager promptly upon consummation of the IPO a termination fee of an amount equal to $10 million.

     3. Counterparts; Amendments and Waivers. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement. This Agreement may not be amended, restated, supplemented or otherwise modified, and no provision of this Agreement may be waived, other than in a writing duly executed by the parties hereto.
     4. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns; provided, that (i) neither this Agreement nor any right, interest or obligation hereunder may be assigned by either party, whether by operation of law or otherwise, without the express written consent of the other party hereto and (ii) any assignment by each Manager of its rights but not the obligations under this Agreement to any entity directly or indirectly controlling, controlled by or under common control with such Manager shall be expressly permitted hereunder and shall not require the prior written consent of the Company. This Agreement is not intended to confer any right or remedy hereunder upon any person or entity other than the parties to this Agreement and their respective successors and assigns.
     5. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any court of the State of New York or Federal District Court for the Southern District of New York located in the City, County and State of New York (each, a “New York Court”), (b) waives, to the fullest extent that it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in a New York Court, and any claim that any such action or proceeding brought in a New York Court has been brought in an inconvenient forum, (c) submits to the non-exclusive jurisdiction of any New York Court in any suit, action or proceeding and (d) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. With respect to clause (d) of the immediately preceding sentence, each of the parties hereto acknowledges and certifies that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the waiver contained therein, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 5.
     6. Entire Agreement. This Agreement (a) contains the complete and entire understanding and agreement between the Managers, the Company and RSC with respect to the subject matter hereof and (b) supersede all prior and contemporaneous understandings, conditions and agreements, whether written or oral, express or implied, in respect of the subject matter hereof.
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                         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RIPPLEWOOD HOLDINGS L.L.C.
By:	/s/ Christopher Minnetian
	Name:	Christopher Minnetian
	Title:	Managing Director and General Counsel

OAK HILL CAPITAL MANAGEMENT, LLC
By:
Name:
Title:

RSC HOLDINGS INC.
By:
Name:
Title:

RSC EQUIPMENT RENTAL, INC.
By:
Name:
Title:

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RIPPLEWOOD HOLDINGS L.L.C.
By:
Name:
Title:

OAK HILL CAPITAL MANAGEMENT, LLC
By:	/s/ John R. Monsky
	Name:	John R. Monsky
	Title:	Vice President

RSC HOLDINGS INC.
By:
Name:
Title:

RSC EQUIPMENT RENTAL, INC.
By:
Name:
Title:

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RIPPLEWOOD HOLDINGS L.L.C.
By:
Name:
Title:

OAK HILL CAPITAL MANAGEMENT, LLC
By:
Name:
Title:

RSC HOLDINGS INC.
By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

RSC EQUIPMENT RENTAL, INC.
By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary